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                         UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


In re                              )         Chapter 11 Cases
                                   )
APS HOLDING CORPORATION, et al.,   )         Case No. 98-197 (PJW)
                                   )
                                   )         Jointly Administered
               Debtors.            )


               INTERIM ORDER (I) AUTHORIZING SECURED POSTPETITION
                 FINANCING ON A SUPERPRIORITY BASIS PURSUANT TO
         11 U.S.C. SECTION 364, (II) AUTHORIZING USE OF CASH COLLATERAL
           PURSUANT TO 11 U.S.C. SECTION 363, (III) GRANTING ADEQUATE
           PROTECTION PURSUANT TO 11 U.S.C. SECTIONS 363 AND 364, AND
                    (IV) SCHEDULING A FINAL HEARING PURSUANT
                           TO BANKRUPTCY RULE 4001(C)
         --------------------------------------------------------------


     Upon the motion (the "Motion") dated February 2, 1998 of A.P.S., Inc. (the "Company"), APS Holding Corporation (the "Parent") and the following direct and indirect subsidiaries of the Company (together with the Parent, the "Guarantors"): American Parts Systems, Inc.; A.P.S. Management Services, Inc.; Autoparts Finance Company, Inc.; Parts, Inc.; Installers' Service Warehouse, Inc.; Big A Auto Parts, Inc.; APS Supply, Inc. and Presatt, Inc.; debtors and debtors in possession (collectively, the "Debtors"), (a) seeking this Court's authorization pursuant to Sections 363(c), 364(c)(1), 364(c)(2), 364(c)(3) and 364(d)(1) of Title 11 of the United States Code, 11 U.S.C. Sections 101, et seq, (as amended, the "Bankruptcy Code") and Rules 2002, 4001(c) and 9014 of the Federal Rules of Bankruptcy Procedure (as amended, the "Bankruptcy Rules"), for the Company, inter alia, (i) to obtain secured postpetition financing (the "Postpetition Financing") up to an aggregate principal amount not to exceed $328,000,000 allocated into a $100,000,000 revolving credit loan and letter of credit facility (the "Tranche A Commitments") and a term loan facility not to exceed $228,000,000 (the "Tranche B Commitments" and,
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collectively with the Tranche A Commitments, the "Commitments") from The
Chase Manhattan Bank ("Chase"), as agent (in its capacity as agent for the Lenders referred to below, the "Agent"), and a syndicate of other financial institutions arranged by Chase and Chase Securities, Inc. (including Chase, the "Lenders"), and for the Company and the Guarantors to execute a Revolving Credit, Term Loan and Guarantee Agreement with respect to the Postpetition Financing (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"); and for the Company to execute revolving credit and term notes (the "Notes"); and for each Guarantor to guarantee the Notes and all obligations of the Company and each other Guarantor under the Credit Agreement (the Credit Agreement, the Notes, and all ancillary documents at any time executed in connection therewith, collectively, the "Loan Documents");(ii) to grant the Lenders, pursuant to Bankruptcy Code Sections 364(c) and 364(d), security interests in all of the Debtors' presently owned and after-acquired property to secure the Debtors' obligations under the Loan Documents and (iii) to grant the Lenders priority in payment with respect to such obligations over any and all administrative expenses of the kinds specified in Bankruptcy Code Sections 503(b) and 507(b), other than as described below;(b) seeking this Court's authorization, pursuant to Bankruptcy Code Section 363(c), to use Cash Collateral (as defined below) and to provide adequate protection, pursuant to Bankruptcy Code Sections 361,363(e) and 364(d) to the secured lenders (the "Prepetition Lenders") to the Company pursuant to the Amended and Restated Credit Agreement dated as of January 25, 1996(as amended, supplemented or otherwise modified prior to the commencement of these Chapter 11 cases, the "Prepetition Credit Agreement"), among the Company, the Prepetition Lenders and The Chase Manhattan Bank (formerly known as Chemical Bank), as agent(in such capacity, the "Prepetition Agent") for the Prepetition Lenders, on account of their prepetition debt (the "Prepetition Obligations") under the Prepetition Credit Agreement and all collateral and ancillary documents executed in connection therewith (the "Prepetition Loan
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Documents") with respect to any diminution in the value of the Prepetition
Lenders' interests in the Prepetition Collateral (as defined below) resulting from (x) the priming liens and security interests to be granted herein pursuant to Bankruptcy Code Section 364(d) to secure the Postpetition Financing and (y) the use, sale or lease of the Prepetition Collateral or the imposition of the automatic stay pursuant to Bankruptcy Code Section 362; (c) seeking a preliminary hearing (the "Preliminary Hearing") on the Motion to consider entry of an interim order pursuant to Bankruptcy Rule 4001 (this "Order") authorizing the Company, inter alia, to utilize the Tranche A Commitments for up to an aggregate of $40,000,000 of loans and up to an aggregate face amount of $5,000,000 of letters of credit and to utilize the Tranche B Commitments for Tranche B Loans equal to the amount of Cash Collateral used to repay the Prepetition Obligations, all upon the terms and conditions set forth in the Loan Documents and this Order pending the Final Hearing referred to below; and
(d) requesting that a final hearing (the "Final Hearing") be scheduled, and that notice procedures in respect of the Final Hearing be established, by this Court to consider entry of a final order (the "Final Order") authorizing on a final basis, inter alia, the Postpetition Financing; and due and sufficient notice of the Motion and the Preliminary Hearing under the circumstances having been given; and the Preliminary Hearing on the Motion having been held before this Court on February __, 1998; and upon the entire record made at the Preliminary Hearing, and this Court having found good and sufficient cause appearing therefor,

         IT IS HEREBY FOUND that:

         A. On February 2, 1998, (the "Filing Date"), the Debtors filed voluntary petitions for relief with this Court under Chapter 11 of the Bankruptcy Code (the "Chapter 11 Cases"). The Debtors are continuing in possession of their property, and operating and managing their businesses, as debtors in possession pursuant to Bankruptcy Code Sections 1107 and 1108.
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         B.  This Court has jurisdiction over the Chapter 11 Cases and the
Motion pursuant to 28 U.S.C. Sections 157(b) and 1334. Consideration of the Motion constitutes a core proceeding as defined in 28 U.S.C. Section 157(b)(2).

         C. Without prejudice to the rights of any other party (but subject to the limitations thereon described below in decretal paragraph 17), the Debtors admit that, in accordance with the terms of the Prepetition Loan Documents, the Debtors are truly and justly indebted to the Prepetition Lenders, without defense, counterclaim or offset of any kind, and that as of the Filing Date (i) the Company was liable to the Prepetition Lenders in the aggregate principal amount of approximately $227,600,000 in respect of loans made by the Prepetition Lenders to the Company pursuant to the Prepetition Credit Agreement,
(ii) the Company was contingently liable to the Prepetition Lenders in the aggregate principal amount of approximately $3,500,000 in respect of letters of credit issued pursuant to the Prepetition Credit Agreement and which remained outstanding as of the Filing Date and (iii) each Debtor party to a guarantee executed and delivered in respect of the Prepetition Obligations was contingently liable to the Prepetition Lenders pursuant to such guarantee.

         D. Without prejudice to the rights of any other party (but subject to the limitations thereon described below in decretal paragraph 17), the Debtors further admit that, (i) the Prepetition Obligations are secured by enforceable liens and security interests granted by the applicable Debtors to the Prepetition Agent, for the ratable benefit of the Prepetition Lenders, upon and in substantially all of the Company's and the other applicable Debtors' assets and property (including the setoff rights described in the Prepetition Loan Documents and arising by operation of law, the "Prepetition Collateral"), including without limitation, inventory, certain real property, accounts receivable, equipment, general intangibles, and other tangible and intangible personal property and the proceeds thereof, and (ii) as of the Filing Date, the aggregate value of
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the Prepetition Collateral on a liquidation basis exceeded the aggregate amount of the Prepetition Obligations. All the Debtors' cash constitutes proceeds of the Prepetition Collateral and, therefore, is cash collateral of the Prepetition Lenders within the meaning of Bankruptcy Code Section 363(a) (the "Cash Collateral").

     E. The Debtors do not have sufficient available sources of working capital and financing to carry on the operation of their businesses without the Postpetition Financing. The Debtors' ability to maintain business relationships with their vendors, suppliers and customers, to pay their approximately 5,400 employees, to purchase and supply new inventory and otherwise finance their operations, is essential to the Debtors' continued viability. In addition, the Debtors' critical need for financing is immediate. In the absence of the Postpetition Financing, the continued operation of the Debtors' businesses would not be possible, and serious and irreparable harm to the Debtors and their estates would occur. The preservation, maintenance and enhancement of the going concern value of the Company and the other Debtors are of the utmost significance and importance to a successful reorganization of the Debtors under Chapter 11 of the Bankruptcy Code.

     F. Given the Debtors' current financial condition, financing arrangements and capital structure, the Debtors cannot obtain unsecured credit allowable under Bankruptcy Code Section 503(b)(1) as an administrative expense. Financing on a postpetition basis is not otherwise available without the Debtors (i) granting, pursuant to Bankruptcy Code Section 364(c)(1), claims having priority over any and all administrative expenses of the kinds specified in Bankruptcy Code Sections 503(b) and 507(b), other than as described below, and (ii) securing, pursuant to Bankruptcy Code Sections 364(c) and (d), such indebtedness and obligations with security interests in and liens upon the property described below, all in accordance with and subject to the terms of this Order and the Loan Documents.
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     G.   Notice of the Preliminary Hearing and the relief requested in the
Motion has been given to (i) the Office of the United States Trustee, (ii) counsel to the Prepetition Agent and (iii) the creditors holding the 20 largest (on a consolidated basis) unsecured claims against the Debtors. No creditors' committee has been appointed in any of the Chapter 11 Cases. Sufficient and adequate notice under the circumstances of the Preliminary Hearing and the relief requested in the Motion has been given pursuant to Bankruptcy Code Sections 102(1), 364(c) and 364(d) and Bankruptcy Rules 2002 and 4001(c).

     H. The Postpetition Financing has been negotiated in good faith and at arm's length between the Debtors and the Lenders, and any credit extended, letters of credit issued and loans made to the Debtors pursuant to the Credit Agreement shall be deemed to have been extended, issued or made, as the case may be, in good faith as required by, and within the meaning of, Bankruptcy Code Section 364(e).

     I. The terms of the Postpetition Financing are fair and reasonable, reflect the Debtors' exercise of prudent business judgment consistent with their fiduciary duties, and are supported by reasonably equivalent value and fair consideration.

     J. The Debtors have requested immediate entry of this Order pursuant to Bankruptcy Rule 4001(c)(2). The permission granted herein to enter into the Postpetition Financing and obtain funds thereunder, and to use the Cash Collateral, is necessary to avoid immediate and irreparable harm to the
Debtors. This Court concludes that entry of this Order is in the best interest of the Debtors' respective estates and creditors as its implementation will, among other things, allow for the continued flow of goods to the Company necessary to sustain the operation of the Debtors' existing businesses and enhance the Debtor's prospects for successful reorganization.
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     Based upon the foregoing findings and conclusions, and upon the record made before this Court at the Preliminary Hearing, and good and sufficient cause appearing therefor;

     IT IS HEREBY ORDERED that:

     1. The Motion is granted, subject to the terms and conditions set forth in this Order.

     2. The Debtors are expressly authorized and empowered to execute and deliver the Credit Agreement, the Notes and any other Loan Document to be executed and delivered in connection therewith. The terms and conditions of the Loan Documents are approved, and the Company and the Guarantors are authorized to comply with and perform all of the terms and conditions contained therein, and the Company is directed to repay amounts borrowed, and each Guarantor is further directed to repay amounts guaranteed, with interest to the Lenders in accordance with and subject to the terms and conditions set forth in the Loan Documents and this Order. The Debtors are further authorized and directed to pay all facility, commitment and other fees and expenses, including, without limitation, all reasonable fees and expenses of professionals engaged by the Agent and the Lenders, in accordance with the terms of the Credit Agreement. All loans made under the Credit Agreement (the "Loans") and interest thereon, together with all reimbursement and other obligations in respect of letters of credit issued under the Credit Agreement ("Letters of Credit"), and all fees, costs, expenses, indebtedness, obligations and liabilities of the Company and each Guarantor to the Agent and the Lenders under the Loan Documents and this Order, together with any obligations at any time incurred by any Debtor to Chase in its capacity as the principal concentration bank in the Debtors' cash management system, are hereinafter referred to as the "Obligations."

     3. Pending the Final Hearing, the Company is expressly authorized to obtain Loans and Letters of Credit from the Lenders, and the Guarantors are expressly authorized to guarantee all Obligations in respect of such Loans and Letters of Credit, all on the terms and subject to the

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conditions set forth in the Loan Documents and this Order, as follows: (a)
under the Tranche A Commitments, a total of $40,000,000 of Tranche A Loans and up to an aggregate face amount of $5,000,000 of Letters of Credit and (b) under the Tranche B Commitments, Tranche B Loans in a total amount equal to the aggregate amount of all proceeds of Prepetition Collateral (including all Cash Collateral) applied to the repayment of the Prepetition Obligations. The Company is authorized to use the proceeds of the Loans, to use Cash Collateral and to request the issuance of Letters of Credit in the operation of the Debtors' businesses, provided, that (i) the proposed Loan, Letter of Credit or use of Cash Collateral is consistent with the terms of the Credit Agreement and this Order and (ii) (x) prior to the repayment in full of the Prepetition Obligations with Tranche B Loans on the date of entry of the Final Order (the "Final Order Repayment Date"), the proposed Tranche A Loan is necessary after the Company's use of the proceeds of all Tranche B Loans made prior to the Final Order Repayment Date and (y) after the Final Order Repayment Date, the proposed Tranche A Loan is necessary after the Company's use of all available cash (other than cash permitted to be retained pursuant to the Credit Agreement). Pending entry of the Final Order and the occurrence of the Final Order Repayment Date, the Debtors are hereby authorized and directed to use the proceeds of all Prepetition Collateral (including the Cash Collateral) received by the Debtors to repay the Prepetition Obligations and the Obligations in accordance with the terms of the Credit Agreement.

     4. If an Event of Default (as defined in the Credit Agreement) occurs, the Agent, acting at the direction of the Required Trance A Lenders (as defined in the Credit Agreement) or the Required Tranche B Lenders (when applicable as set forth and as defined in the Credit Agreement) may, subject to the requirement contained in the Credit Agreement with respect to specified remedies to provide five business days' prior written notice to the Company, the United States Trustee and any statutory committees appointed in the Chapter 11 Cases, terminate the
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Postpetition Financing (the date of any such termination, the "Termination
Date") and declare the Loans to be due and payable, and the automatic stay pursuant to Bankruptcy Code Section 362(a) shall be deemed lifted and modified, without further order of this Court, to permit the Agent and the Lenders to exercise any and all of their rights and remedies under the Credit Agreement, the other Loan Documents and this Order. In addition, if the Termination Date or such Event of Default shall occur prior to the Final Order Repayment Date, the Company's right to use the Cash Collateral shall terminate automatically on the Termination Date or on the third business day after the Agent, acting at the direction of the Required Tranche A Lenders, provides written notice to the Company, the United States Trustee and any statutory committees appointed in the Chapter 11 Cases of the occurrence of an Event of Default and that such use of Cash Collateral shall terminate as a result thereof. Notwithstanding anything herein to the contrary, no Loans, Letters of Credit, Cash Collateral or any portion of the Carve-Out (as defined below) may be used to object to or contest in any manner, or raise any defenses to, the validity, perfection, priority or enforceability of the Prepetition Obligations or the liens securing the Prepetition Obligations, or to assert any claims or causes of action against the Prepetition Lenders or the Prepetition Agent.

         5. In accordance with Bankruptcy Code Section 364(c)(1), subject to Paragraph 7 below, the Obligations shall constitute claims (the "Superpriority Claims") with priority in payment over any and all administrative expenses of the kinds specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, Bankruptcy Code Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b) and 726, and shall at all times be senior to the rights of the Debtors, and any successor trustee or any creditor, in the Chapter 11 Cases or any subsequent proceedings under the Bankruptcy Code. Subject only to the Carve-Out, no cost or expense of administration under Bankruptcy Code Sections 105, 364(c)(1), 503(b), 506(c), 507(b) or otherwise, including those resulting from the conversion of any of the Chapter 11 Cases pursuant to
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Bankruptcy Code Section 1112, shall be senior to, or pari passu with, the
Superiority Claims of the Lenders arising out of the Obligations. As long as no Default or Event of Default (as each such term is defined in the Credit Agreement) shall have occurred and be continuing, the Company and the Guarantors shall be permitted to pay compensation and reimbursement of expenses, allowed and payable under Bankruptcy Code Sections 330 and 331, as the same may be payable, and the amount so paid shall not reduce the Carve-Out.

     6. As security for the Obligations, the Agent and the Lenders shall have and are hereby granted (effective upon the date of this Order and without the necessity of the execution by the Debtors of mortgages, security agreements, pledge agreements, financing statements or otherwise), valid and perfected, security interests in, and liens upon (the "Liens"), all present and after-acquired property of the Debtors of any nature whatsoever, including, without limitation, all cash contained in any account maintained by the Debtors and the proceeds of all causes of action (other than causes of action arising under the Bankruptcy Code) existing as of the Filing Date (collectively with all proceeds and products of any or all of the foregoing, the "Collateral"):

          (a) pursuant to Bankruptcy Code Section 364(c)(2), a first priority, perfected Lien upon all of the Debtors' right, title and interest in, to and under all Collateral (including the Prepetition Collateral after the Final Order Repayment Date) that is not otherwise encumbered by a validly perfected security interest or lien on the Filing Date;

          (b) prior to the Final Order Repayment Date, pursuant to Bankruptcy Code Section 364(d)(1), a first priority, senior, priming, perfected Lien upon all of the Debtors' right, title and interest in, to and under the Prepetition Collateral, but subject to any Permitted Liens (as defined in the Credit Agreement); and

          (c) pursuant to Bankruptcy Code Section 364(c)(3), a second priority, junior, perfected Lien upon all of the Debtors' right, title and interest in, to and under all Collateral (other than the Prepetition Collateral) which is subject to a validly perfected security interest or lien in existence as of the Filing Date, or a valid lien perfected (but not granted) after the Filing Date to the extent such perfection in respect of a pre-Filing Date claim is expressly permitted under the Bankruptcy Code.

To the extent set forth in the Credit Agreement and the other Loan Documents, the Liens and Superpriority Claims granted to secure the Obligations under the Tranche A Commitments shall
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be senior and prior to the Liens and Superpriority Claims granted to secure the
Obligations under the Tranche B Commitments.

     7. Any provisions of this Order or the Credit Agreement to the contrary notwithstanding, the Liens and Superpriority Claims granted to the Agent and the Lenders pursuant to the Credit Agreement and this Order shall be subject and subordinate to a carve-out (the "Carve-Out") for (a) following the occurrence and during the pendency of a Default or an Event of Default, the payment of allowed professional fees and disbursements incurred by the professionals retained, pursuant to Bankruptcy Code Sections 327 or 1103(a), by the Debtors and any statutory committee of unsecured creditors appointed in the Chapter 11 Cases and any disbursements of any member of such committee in an aggregate amount not to exceed $3,000,000 (in addition to compensation previously awarded whether or not paid) and (b) quarterly fees required to be paid pursuant to 28 U.S.C. Section 1930(a)(6) and any fees payable to the Clerk of the Bankruptcy Court; provided, however, (x) following the Termination Date, amounts in the L/C Cash Collateral Account (as defined in the Credit Agreement) shall not be subject to the Carve-Out and (y) the Carve-Out shall not include professional fees and disbursements incurred in connection with asserting any claims or causes of action against the Prepetition Lenders or the Prepetition Agent, including formal discovery proceedings in anticipation thereof, and/or challenging or raising any defense to the Prepetition Obligations, any lien of the Prepetition Agent or the Prepetition Lenders.

     8. As adequate protection to the Prepetition Agent and the Prepetition Lenders during the period from the date of entry of this Order until the Final Order Repayment Date for any diminution in the value of the Prepetition Lenders' interests in the Prepetition Collateral resulting from (a) the priming of the Prepetition Agent's and Prepetition Lenders' liens by the Liens in favor of the Agent and the Lenders granted in this Order and the Loan Documents pursuant to
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Bankruptcy Code Section 364(d) and (b) the imposition of the automatic stay pursuant to Bankruptcy Code Section 362:


          (i) the Prepetition Agent and the Prepetition Lenders shall be and they hereby are granted (effective upon the date of this Order and without the necessity of the execution by the Debtors of mortgages, security agreements, pledge agreements, financing statements or otherwise), valid and perfected, replacement security interests in, and liens upon (the "Replacement Liens"), all of the Debtor's right, title and interest in, to and under the Collateral, subject only to (x) the Carve-Out,(y) the Liens granted pursuant to this Order and the Loan Documents to the Agent and the Lenders to secure the Obligations and (z) any validly perfected liens which remain senior (after giving effect to this Order) to the Liens granted to the Agent and the Lenders pursuant to this Order and the Loan Documents;

          (ii) the Prepetition Agent and the Prepetition Lenders shall be and they hereby are granted pursuant to Bankruptcy Code Section 364(c)(i), Superpriority Claims, junior only to (x) the Superpriority Claims granted to the Agent and the Lenders in respect of the Obligations pursuant to this Order and (y) the Carve-Out; and

          (iii) on the Closing Date (as defined in the Credit Agreement), the Final Order Repayment Date and as otherwise set forth in the Credit Agreement, the Debtors shall make adequate protection payments to the Prepetition Agent, for the ratable benefit of the Prepetition Lenders, in cash in an amount equal to interest accrued and unpaid on the Prepetition Obligations at the nondefault rate set forth in the Prepetition Credit Agreement (without prejudice to the rights of the Prepetition Lenders to assert a claim for the payment of additional interest calculated at any other applicable rates of interest set forth in the Prepetition Credit Agreement). As additional adequate protection, the Debtors are authorized and directed to pay all reasonable out-of-pocket costs and expenses incurred by the Prepetition Agent and the Prepetition Lenders (including, without limitation, the reasonable fees and disbursements of counsel and any financial consultants advising the Prepetition Agent and the Prepetition Lenders) in connection with the enforcement and protection of the rights of the Prepetition Agent and the Prepetition Lenders in the Chapter 11 Cases.

     9.   Under the circumstances, and given that the Prepetition
Lenders' consent and that the grant of adequate protection set forth in clause (iii) of paragraph 8 is also consistent with Bankruptcy Code Section 506(b), the adequate protection provided herein is reasonable and sufficient to protect the interests of the Prepetition Lenders prior to the Final Order Repayment Date. Notwithstanding any other provision hereof, the grant of adequate protection to the Prepetition Agent and the Prepetition Lenders pursuant hereto is without prejudice to the right of the Prepetition Agent and the Prepetition Lenders prior to the Final order Repayment Date to seek

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modification of the grant of adequate protection provided hereby so as to provide different or additional adequate protection, and without prejudice to the right of the Debtors or any other party in interest to contest any such modification. From and after the Final Order Repayment Date, the rights of the Prepetition Agent and the Prepetition Lenders in respect of any grant of adequate protection shall be governed by the Final Order and the Loan Documents.

     10. Except as set forth in paragraphs 6, 7, and 8 above, the Liens and Replacement Liens shall be prior and senior to all liens and encumbrances of all other secured creditors in and to such Collateral granted, or arising, after the Filing Date (including, without limitation, liens and security interests, if any, granted in favor of any federal, state, municipal or other governmental unit, commission, board or court for any liability of the Debtors). Other than the Carve-Out, the Debtors shall not assert a claim under Bankruptcy Code Section 506(c) for any costs and expenses incurred in connection with the preservation, protection or enhancement of, or realization by the Agent, the Lenders, the Prepetition Agent or the Prepetition Lenders upon the Collateral or the Prepetition Collateral. The Liens and Replacement Liens granted pursuant to this Order shall constitute valid and duly perfected security interests and liens, and the Agent, the Lenders, the Prepetition Agent and the Prepetition Lenders shall not be required to file or serve financing statements, notices of lien or similar instruments which otherwise may be required under federal or state law in any jurisdiction, or take any action, including taking possession, to validate and perfect such security interests and liens; and the failure by the Debtors to execute any documentation relating to the Liens or Replacement Liens shall in no way affect the validity, perfection or priority of such Liens or Replacement of Liens. If, however, the Agent, any Lender or the Prepetition Agent, in its sole discretion, shall determine to file any such financing statements, notices of lien or similar instruments, or to otherwise confirm perfection of such Liens or Replacement Liens, the Debtors are directed to cooperate with and assist in such process, the stay

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imposed by Bankruptcy Code Section 362(a) is hereby lifted to allow the filing and recording of a certified copy of this Order or any such financing statements, notices of lien or similar instruments, and all such documents shall be deemed to have been filed or recorded at the time of and on the date of this Order.

         11. As long as any portion of the Obligations remains unpaid, or any Loan Document remains in effect, the Debtors shall not seek, and it shall constitute an Event of Default (and automatic occurrence of the Termination
Date) if (a) there shall be entered any order dismissing any of the Chapter 11 cases or (b) except as otherwise provided in paragraph 8 hereof or as expressly permitted under the Credit Agreement, there shall be entered in any of the Chapter 11 Cases or any subsequent Chapter 7 case any order which authorizes under any section of the Bankruptcy Code, including Bankruptcy Code Sections 105 or 364, (i) the granting of any lien or security interest in any property of the Debtors in favor of any party other than the Agent and the Lenders or (ii) the obtaining of credit or the incurring of indebtedness that is entitled to superpriority administrative status equal or superior to that granted to the Agent and the Lenders pursuant to this Order; unless, in connection with any transaction cited in clause (i) or (ii) of this paragraph 11, such order requires that the Obligations shall first be indefeasibly paid in full (including cash collateralization of Letters of Credit in accordance with the terms of the Credit Agreement).

         12. Upon the occurrence of and during the continuance of an Event of Default, the Agent, acting at the direction of the Required Tranche A Lenders or the Required Tranche B Lenders (when applicable as set forth in the Credit Agreement), may exercise rights and remedies and take all or any of the following actions without further modification of the automatic stay pursuant to Bankruptcy Code Section 362 (which is hereby deemed modified and vacated to the extent necessary to permit such exercise of rights and remedies and the taking of such actions) or further

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order of or application to this Court; (a) terminate the Commitments and thereafter cease to issue Letters of Credit or make Loans to the Company; (b) declare the principal of and accrued interest, fees and other liabilities constituting the Obligations to be due and payable; (c) setoff amounts in the Concentration Account (as defined in the Credit Agreement), the L/C Cash Collateral Account (in the case of the Agent acting at the direction of the Required Tranche A Lenders) or any other accounts maintained with a Lender, or otherwise enforce rights against any other Collateral in the possession of the Agent or any Lender; and/or (d) take any other action or exercises any other right or remedy permitted to the Lenders under the Loan Documents, this Order or by operation of law; provided however, the Agent and the Lenders may take the actions described in clauses (c) or (d) above only after providing five business days' prior written notice to the Company, the United States Trustee and any statutory committees appointed in the Chapter 11 Cases and provided that no order prohibiting such actions is entered by this Court during such five business day period. The Debtors waive any right to seek relief under the Bankruptcy Code, including without limitation, under Bankruptcy Code Section 105, to the extent any such relief would in any way restrict or impair the rights and remedies of the Agent and the Lenders set forth in this Order and in the Loan Documents. All proceeds of Collateral and any other payments received by the Agent or any Lender after the Termination Date or pursuant to the exercise of any such rights and remedies upon the occurrence and during the continuance of an Event of Default, shall be applied to the Obligations in the manner set forth in the Credit Agreement.

         13. The Debtors are authorized to perform all acts, and execute and comply with the terms of such other documents, instruments and agreements in addition to the Loan Documents, as the Agent or the Lenders may reasonably require, as evidence of and for the protection of the Obligations, or which otherwise may be deemed reasonably necessary by the Agent or the Lenders to effectuate the terms and conditions of this Order and the Loan Documents. The Debtors, the

Agent and the Lenders are hereby authorized to implement, in accordance with the terms of the Credit Agreement, any non-material modifications (including without limitation, any change in the number or composition of the Lenders) of the Credit Agreement without further Order of this Court.

     14. Having been found to be extending credit, issuing Letters of Credit and making Loans to the Debtors in good faith, the Agent and the Lenders shall be entitled to the full protection of the Bankruptcy Code Section 364(e) with respect to the Obligations and the Liens created or authorized by this Order in the event that this Order or any authorization contained herein is stayed, vacated, reversed or modified on appeal. Any stay, modification, reversal or vacation of this Order shall not affect the validity of any obligation of the Debtors to the Agent or the Lenders incurred pursuant to this Order. Notwithstanding any such stay, modification, reversal or vacation, all Loans made and all Letters of Credit issued pursuant to this Order and the Credit Agreement, all uses of Cash Collateral and all Obligations incurred by the Debtors pursuant hereto or the Loan Documents prior to the effective date of such stay, modification, reversal or vacation, shall be governed in all respects by the original provisions hereof and the Agent, the Lenders, the Prepetition Agent and the Prepetition Lenders shall be entitled to all the rights, privileges and benefits, including without limitation, the Liens, Replacement Liens and Superpriority Claims granted herein.

     15. The provisions of this Order and any actions taken pursuant hereto shall survive entry of any order which may be entered (a) confirming any plan of reorganization in any of the Chapter 11 Cases (and the Obligations shall not be discharged by the entry of any such order or pursuant to Bankruptcy Code Section 1141(d)(4), the Debtors having hereby waived such discharge);
(b) converting any of the Chapter 11 Cases to a Chapter 7 case; or (c) dismissing any of the Chapter 11 Cases, and the terms and provisions of this Order as well as the Superpriority Claims, Liens and Replacement Liens granted pursuant to this Order and the Loan Documents shall continue in full force and effect notwithstanding the entry of such order, and such Superpriority Claims, Liens and Replacement Liens shall maintain their priority as provided by this Order until all of the Obligations and all obligations in respect of the matters set forth in clauses (i) through
(iii) of paragraph 8(b) are indefeasibly paid in full and discharged.

         16. The Lenders' willingness to continue to provide the Commitments and to continue to make Loans and issue Letters of Credit under the Credit Agreement on and after the date of entry of the Final Order is contingent upon
(a) the repayment in full of the Prepetition Obligations on the Final Order Repayment Date (which repayment will be funded by the Company obtaining Tranche B Loans under the Credit Agreement), (b) the release on the Final Order Repayment Date of the Replacement Liens and all of the Prepetition Agent's and the Prepetition Lenders' liens on and security interests in the Prepetition Collateral securing the Prepetition Obligations, and (c) the approximately $3,500,000 of letters of credit issued and outstanding under the Prepetition Credit Agreement as of the Filing Date being deemed, on the Final Order Repayment Date, to be Letters of Credit issued under the Credit Agreement. Failure of the Final Order to authorize and approve such provisions will constitute an Event of Default and the automatic occurrence of the Termination Date.

         17. The findings contained in paragraphs C and D shall be binding upon all parties in interest, including but not limited to, the Debtors and any statutory committee of unsecured creditors, unless (a) a party in interest (including any statutory committee of unsecured creditors) has properly filed an adversary proceeding or contested matter (subject to the limitation set forth in the last sentence of decretal paragraph 4) challenging the validity, enforceability or priority of the Prepetition Obligations or the Prepetition Agent's and the Prepetition Lenders' liens on the Prepetition Collateral in respect thereof no later than the date that is sixty (60) days after the date of appointment of a statutory committee of unsecured creditors and (b) the Court rules in favor of the plaintiff in any such timely and properly filed adversary proceeding or contested matter. If no such adversary proceeding or contested matter is properly commenced as of such date, the Prepetition Obligations shall constitute allowed claims for all purposes in the Chapter 11 Cases and any subsequent Chapter 7 cases, the Prepetition Agent's and the Prepetition Lenders' liens on the Prepetition Collateral shall be deemed legal, valid, binding, perfected, not subject to subordination and otherwise unavoidable, and the Prepetition Obligations and the Prepetition Agent's and the Prepetition Lenders' liens on the Prepetition Collateral shall not be subject to subordination, avoidance or any other or further challenge by any party in interest seeking to exercise the rights of the Debtors' estate, including, without limitation, any successor thereto. If any such adversary proceeding or contested matter is properly commenced as of such date, nothing in this Order or the Loan Documents shall otherwise prevent the Court from granting any appropriate relief.

         18. Entry of this Order shall be without prejudice to any and all rights, remedies, claims and causes of action which the Prepetition Agent or the Prepetition Lenders may have against the Debtors or third parties, and without prejudice to the right of the Prepetition Agent and the Prepetition Lenders to seek relief from the automatic stay in effect pursuant to Bankruptcy Code Section 362, or any other relief in the Chapter 11 Cases, and the right of the Debtors to oppose any such relief. The provisions of this Order shall be binding upon and inure to the benefit of the Agent, the Lenders, the Prepetition Agent, the Prepetition Lenders, the Debtors, and their respective successors and assigns, including any trustee or other fiduciary hereafter appointed in the Chapter 11 Cases as a legal representative of the Debtors or the Debtor's estates.

         19. The Debtors shall, on or before February 4, 1998, mail copies of a notice of the entry of this Order, together with a copy of this Order, a copy of the Motion and a copy of the

Credit Agreement (without Exhibits), to the parties having been given notice of the Preliminary Hearing, to the creditors holding the 20 largest unsecured claims against each Debtor, to any party which has filed prior to such date a request for notices with this Court and to counsel for any statutory committee of unsecured creditors appointed pursuant to Bankruptcy Code Section 1102. The notice of entry of this Order shall state that any party in interest objecting to the Postpetition Financing shall file written objections with the United States Bankruptcy Court Clerk for the District of Delaware no later than 4:00 _.m. on February 18, 1998, which objections shall be served so that the same are received on or before such date by: (a) Willkie, Farr & Gallagher, 153 East 53rd Street, New York, New York 10022, Attention: Marc Abrams, Esq., and Morris Nichols, Arsht & Tunnell, 1201 N. Market Street, Wilmington, Delaware 19801,
Attention: William H. Sudell, Jr., Esq., Attorneys for the Debtors, (b) Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, Attention:
Steven M. Fuhrman, Esq., and Richards, Layton & Finger, One Rodney Square, Wilmington, Delaware 19801, Attention: Mark D. Collins, Esq., Attorneys for the Agent and the Prepetition Agent, and (c) the Officer of the United States Trustee.

     20. The Final Hearing to consider the Motion will be held on February 20, 1998 at 10:00 a.m.


Dated: Wilmington, Delaware
       February 2, 1998



                                              /s/ PETER J. WALSH
                                        -----------------------------
                                                     JUDGE